Exhibit 32.2
CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Annual Report of Apiva Ventures Ltd., a British Columbia corporation (the "Company"), on Form 20-F for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Christopher Dean, Chief Executive Officer of the Company do hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
 By:         _/s/ Christopher Dean

 Name:    Christopher Dean
 Title:      Chief Executive Officer and acting Chief Financial Officer
 Date:      June 30, 2006